UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):            July 27, 2006
MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Exhibits.
SIGNATURES
Ex-99.01

Item 2.02       Results of Operations and Financial Condition.
On July 27, 2006, Mobile Mini, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.01 to this report.
The press release includes the financial measure “EBITDA” and certain pro forma financial results. The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.
The pro forma financial results reported show our operating results absent an estimated expense relating to the impact of SFAS 123(R), “Share-Based Payment” (“SFAS 123(R)”) and debt extinguishment cost of $6.4 million. In addition, the pro forma earnings guidance for our third quarter 2006 and the full year 2006 show our operating results absent an estimated expense relating to the impact of SFAS 123(R) and the debt extinguishment costs is also excluded in the 2006 guidance. For a reconciliation of the pro forma results to actual results for the three months and the six months ended June 30, 2006, please see the press release, which is furnished as Exhibit 99.01 to this report.
A reconciliation of EBITDA to net income follows (in thousands), which includes effects of rounding:

	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2006	2005	2006	2005
Reconciliation of net income to EBITDA:

Net income	$7,658	$10,145	$15,862	$16,530

Interest expense	5,740	5,630	12,186	11,150

Income taxes	4,791	5,634	10,114	9,716

Depreciation and amortization	4,004	3,139	7,592	6,187

Debt extinguishment expense	6,425	—	6,425	—

EBITDA	$28,618	$24,548	$52,179	$43,583

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01       Exhibits.
(d)	Exhibits.

99.01 Registrant’s press release, dated July 27, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: July 27, 2006		Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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